                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                          HUSSMANN INTERNATIONAL, INC.
                                       AT
                              $29.00 NET PER SHARE
                                       BY
                             IR MERGER CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF
                             INGERSOLL-RAND COMPANY

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         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON TUESDAY, JUNE 13, 2000, UNLESS THE OFFER IS EXTENDED.
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                                                                    May 16, 2000

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated May 16, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") relating to the offer by IR Merger Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Ingersoll-Rand Company, a New Jersey corporation ("Parent"), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share, including the associated preferred stock purchase rights (together, the "Shares"), of Hussman International, Inc., a Delaware corporation (the "Company"), at a price of $29.00 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer. Any holders who desire to tender Shares and whose certificate(s) evidencing such Shares (the "Certificates") are not immediately available, or who cannot comply with the procedures for book-entry transfer described in the Offer to Purchase on a timely basis, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3--"Procedures for Tendering Shares" of the Offer to Purchase.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Please note the following:

         1. The Offer Price is $29.00 per Share, net to the seller in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase.

         2. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares which represent at least a majority of the outstanding Shares on a fully diluted basis, (ii) the termination or expiration of the waiting period under the HSR Act (as defined in the Offer to Purchase) and under any foreign statutes or regulations and (iii) certain other conditions. See the Introduction and Sections 1--"Terms of the Offer" and 14--"Conditions of the Offer" of the Offer to Purchase.

         3. The Offer is being made for all of the issued and outstanding
    Shares.

         4. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to The Bank of New York, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 9 of the Letter of Transmittal.

         5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, June 13, 2000, unless the Offer is extended.

         6. The Board of Directors of the Company has unanimously
    (i) determined that the terms of each of the Offer and the merger (the "Merger") of the Purchaser with and into the Company are fair to, and in the best interests of, the Holders and declared that the Offer and the Merger are advisable, (ii) approved the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 11, 2000, by and among Parent, the Purchaser and the Company and the transactions contemplated thereby, including the Offer and the Merger and (iii) recommended that the Holders accept the Offer, tender their Shares pursuant to the Offer and (if required by applicable law) adopt the Merger Agreement.

         7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Certificates or if such Shares are held in book-entry form, timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Shares into the Depositary's account at The Depository Trust Company, and if certificates evidencing the associated preferred stock purchase rights (the "Rights") have been issued, such certificates or a Book-Entry Confirmation, if available, with respect to such certificates (unless the Purchaser elects, in its sole discretion, to make payment for the Shares pending receipt of such certificates or a Book-Entry Confirmation, if available, with respect to such certificates),
    (ii) a properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when Certificates (or certificates for Rights) or Book-Entry Confirmations with respect to Shares (or Rights, if applicable) are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

    The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all Holders. The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with any such state statute, the Offer will not be made to (and tenders will not be accepted from or on behalf of) Holders in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Goldman, Sachs & Co. or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                          HUSSMAN INTERNATIONAL, INC.

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated May 16, 2000, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by IR Merger Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Ingersoll-Rand Company, a New Jersey corporation, to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share, including the associated preferred stock purchase rights (together, the "Shares"), of Hussman International, Inc., a Delaware corporation, at a purchase price of $29.00 per Share, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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  Number of Shares to be Tendered*: __________________________________________

  Date: ______________________________________________________________________

                                   SIGN HERE

  Signature(s): ______________________________________________________________

  Print Name(s): _____________________________________________________________

  Print Address(es): _________________________________________________________

  Area Code and Telephone Number(s): _________________________________________

  Taxpayer Identification or Social Security Number(s): ______________________
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*   Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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